Report of Independent Registered Public Accounting Firm

To the Board of Trustees of Forethought Variable Insurance Trust and the Shareholders of FVIT American Funds(r) Managed Risk Portfolio, FVIT BlackRock Global Allocation Managed Risk Portfolio, FVIT WMC Research Managed Risk Portfolio, FVIT Index Managed Risk Portfolio, and FVIT Select Advisor Managed Risk Portfolio

In planning and performing our audits of the financial statements of FVIT American Funds(r) Managed Risk Portfolio, FVIT BlackRock Global Allocation Managed Risk Portfolio, FVIT WMC Research Managed Risk Portfolio, FVIT Index Managed Risk Portfolio, and FVIT Select Advisor Managed Risk Portfolio (collectively, the Portfolios), each a separate series of Forethought Variable Insurance Trust, as of December 31, 2013, and for the period from October 31, 2013 (commencement of operations) through December 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Portfolios internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Portfolios internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Portfolios is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A portfolios internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A portfolios internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the portfolio; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the portfolio are being made only in accordance with authorizations of management and directors of the portfolio; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a portfolios assets that could have a material effect on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the portfolios annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Portfolios internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily identify all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Portfolios internal control over financial reporting and their operations, including controls over safeguarding of securities that we consider to be a material weakness as defined above as of December 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of FVIT American Funds(r) Managed Risk Portfolio, FVIT BlackRock Global Allocation Managed Risk Portfolio, FVIT WMC Research Managed Risk Portfolio,
FVIT Index Managed Risk Portfolio, and FVIT Select Advisor Managed Risk Portfolio, each a separate series of Forethought Variable Insurance Trust, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ McGladrey LLP

Denver, Colorado
February 14, 2014